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                   AMENDED AND RESTATED TAX SHARING AGREEMENT


     THIS AGREEMENT is entered into as of the 17th day of March, 1999, by and among JEFFERIES GROUP, INC., a Delaware corporation ("JEFG") , JEF HOLDING COMPANY, INC., a Delaware corporation ("HOLDING"), and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation ("ITGI").

                                   WITNESSETH:

     WHEREAS, as of January 1, 1994, JEFG and ITGI entered into a tax sharing agreement to define the method by which Federal, state and local income and franchise taxes would be allocated between JEFG as the common parent and ITGI as a subsidiary of JEFG (the "1994 Tax Sharing Agreement"); and

     WHEREAS, the JEFG Board of Directors has determined that it is appropriate and desirable to distribute all of the shares of HOLDING common stock that it owns to the holders of JEFG common stock (the "Distribution") in a transaction intended to qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, JEFG has applied to the Internal Revenue Service for a private letter ruling (the "Ruling") to the effect that the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code; and

     WHEREAS, ITGI will be the principal subsidiary of JEFG immediately after the Distribution; and



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         WHEREAS, it is intended that ITGI will merge with and into JEFG following the Distribution (the "Merger"); and

         WHEREAS, it is intended that HOLDING and its subsidiaries will accordingly cease to be members of the affiliated group (within the meaning of Section 1504(a) of the Code) of which JEFG is the common parent, effective on or about [April 27, 1999] (the "Effective Date"); and

     WHEREAS, JEFG, HOLDING and ITGI have entered into a tax sharing and indemnification agreement, dated as of March 17, 1999, which is to apply only to the 1999 taxable year (the "Tax Sharing and Indemnification Agreement"); and

         WHEREAS, the parties desire to amend the 1994 Tax Sharing Agreement in certain respects, including but not limited to the addition of HOLDING as a party and the exclusion of the 1999 taxable year (the "1999 Taxable Year") and all subsequent taxable years from its coverage, and to restate the 1994 Tax Sharing Agreement in its entirety,

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter contained, the parties hereto agree that the 1994 Tax Sharing Agreement is hereby amended and restated in its entirety as follows:

          1. DEFINITIONS

          The following terms as used in this Agreement shall have the meanings set forth below:

               (a) "Additional Amount" shall mean the amount determined under
Section 3 hereof.



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               (b) "Consolidated Return" shall mean a consolidated Federal income tax return filed pursuant to Section 1501 of the Code.

               (c) "Consolidated Taxable Income" shall mean the consolidated Federal taxable income of the JEFG Group for any taxable year for which the JEFG Group files a Consolidated Return.

               (d) "Consolidated Tax Liability" shall mean the consolidated Federal income tax liability of the JEFG Group for any taxable year for which the JEFG Group files a Consolidated Return.

               (e) "IRS" shall mean the Internal Revenue Service.

               (f) "JEFG Group" shall mean the affiliated group of corporations of which JEFG is the common parent. In the event that the merger takes place as contemplated and JEFG changes its name to Investment Technology Group, Inc. ("New ITGI"), the term "JEFG Group" shall include the affiliated group of corporations of which New ITGI is the common parent.

               (g) "Loss Amount" shall mean the amount determined under Section 2 hereof.

               (h) "Member" shall mean each includible member of the JEFG Group.

               (i) "Regulations" shall mean the Treasury Regulations as in effect from time to time.

               (j) "Separate Return Tax Liability" shall mean the Federal income tax liability of a Member and its subsidiaries computed as if they had filed a separate Federal income


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tax return for the applicable taxable year with the modifications set forth in
Section 1.1552-1(a)(2)(ii) of the Regulations. If the computation of a Member's Separate Return Tax Liability as provided herein does not result in a positive amount, such Member's Separate Return Tax Liability shall be deemed to be zero.

               (k) "Separate Taxable Income" shall mean an amount determined with respect to a Member and its subsidiaries in accordance with Section 1.1502-12 of the Regulations with the adjustments contained in Section 1.1552-1(a)(1)(ii) of the Regulations. If the computation of a Member's Separate Taxable Income as provided herein does not result in a positive amount, such Member's Separate Taxable Income shall be deemed to be zero.

               (l) "Separate Tax Liability" shall mean the amount determined under Section 2 hereof.

          2. SEPARATE TAX LIABILITY

               (a) The Separate Tax Liability of ITGI for each taxable year shall be the amount set forth in paragraph (b) hereof as modified by paragraphs
(c) and (d) hereof.

               (b) The amount referred to in this paragraph (b) shall be an amount equal to that portion of the Consolidated Tax Liability for such taxable year that the Separate Taxable Income of ITGI for such taxable year bears to the sum of the Separate Taxable Incomes of all Members for such taxable year; PROVIDED, HOWEVER, that such amount shall not exceed the Consolidated Tax Liability for such taxable year.


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               (c) The amount computed pursuant to paragraph (b) above shall be increased by 100% of the excess, if any, of the ITGI Separate Return Tax Liability for such taxable year over such amount (the "Loss Amount").

               (d) Any federal, state or local income tax deduction resulting from (i) the payment to the JEFG Pension Plan described in Section 3.03(a) of the Benefits Agreement (or from benefits distributions related thereto), or (ii) the payment of benefits under the JEFG CAP Plan to JEFG employees (each as defined in the Benefits Agreement), shall be for the benefit of ITGI (and the JEFG Group after the Distribution) and not for the benefit of HOLDING.

          3. ADDITIONAL AMOUNT

               The Additional Amount for each taxable year shall be equal to 100% of the amount, if any, by which the Consolidated Tax Liability has been decreased by reason of the inclusion of ITGI and its subsidiaries in the JEFG Group for such taxable year.

          4. FILING AND PAYMENTS

               (a) HOLDING shall file or cause to be filed the Consolidated Return for the JEFG Group for the 1998 taxable year.

               (b) JEFG shall file or cause to be filed the Consolidated Return for the JEFG Group for all taxable periods covered under this Agreement other than the 1998 taxable year.

               (c) For any taxable year, payment of (i) the Separate Tax Liability of ITGI by ITGI (less any Loss Amount paid to HOLDING) to JEFG (or to the IRS after the


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Merger), (ii) the excess of the Consolidated Liability over the amount described in (i) (the "Holding Liability") by HOLDING to JEFG (or to ITGI after the Merger), (iii) the Additional Amount, if any, by HOLDING to ITGI and (iv) the Loss Amount, if any, by ITGI to HOLDING with respect to such taxable year shall be made as follows:

                    (A) For each taxable year, HOLDING has estimated the Separate Tax Liability (less any Loss Amount to be paid to HOLDING), the Holding Liability, the Additional Amount and the Loss Amount for such taxable year.

                    (B) ITGI and HOLDING have each paid on or before each of the due dates for HOLDING to make payment of estimates of JEFG Group's Federal income taxes for each taxable year one-fourth of the amount estimated pursuant to paragraph (i) above (collectively, the "Estimated Amounts"). If, after paying any such installment of the Estimated Amounts, HOLDING made a new estimate, the amount of each remaining installment (if any) was equal to the amount which would have been payable if the new estimate had been made when the first estimate for the taxable year was made, increased or decreased, as applicable, by the amount computed by dividing:

                         (1) the difference between (1) the amount of the Estimated Amounts required to be paid before the date on which the new estimate is made, and (2) the amount of the Estimated Amounts which would have been required to be paid before such date if the new estimate had been made when the first estimate was made, by


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                         (2) the number of installments remaining to be paid on
          or after the date on which the new estimate is made.

               (d) If, after the end of any taxable year, at the time of the filing of an application for extension of the time to file the tax return for such taxable year, if so filed, it is determined that the estimated Separate Tax Liability of ITGI (less any Loss Amount paid to HOLDING), Holding Liability, Additional Amount or Loss Amount for such taxable period exceeds the aggregate amount paid pursuant to subparagraph (c), with respect to such taxable period, then such excess shall be paid on or before the later of (i) the 15th day of the third month after the end of such taxable period, and (ii) the date on which such excess is finally determined, which shall be no later than 30 days after the extension for such taxable period is filed.

               (e) If, after the end of each taxable year with respect to which HOLDING or JEFG filed a Consolidated Return pursuant to this Agreement, it is determined that the actual Separate Tax Liability of ITGI (less any Loss Amount paid to HOLDING), Holding Liability, Additional Amount or Loss Amount for such taxable period exceeds the aggregate amount paid pursuant to subparagraph (c) and (d), with respect to such taxable period, then such excess shall be paid on or before the later of (i) the 15th day of the third month after the end of such taxable period, and (ii) the date on which such excess is finally determined, which shall be no later than 30 days after the Consolidated Return for such taxable period is filed.

               (f) If it is determined that the amount paid pursuant to subparagraphs (c), (d), or (e) above with respect to any taxable period exceeds the actual Separate Tax Liability of ITGI (less any Loss Amount paid to HOLDING), Holding Liability, Additional Amount or


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Loss Amount for such taxable period, then such excess shall be repaid on or before the later of (i) the 15th day of the third month after the end of such taxable period, and (ii) the date on which such excess is finally determined, which shall be no later than 30 days after the Consolidated Return for such taxable period is filed.

          5. CARRYBACKS

               (a) If the JEFG Group has a consolidated unused investment credit, a consolidated unused foreign tax credit, a consolidated excess charitable contribution, a consolidated net capital loss or a consolidated net operating loss, as such terms are defined in the Regulations (a "Consolidated Excess Amount") for any taxable year, the portion of such Consolidated Excess Amount which is attributable to a Member (the "Separate Excess Amount") shall be computed in accordance with Section 1.1502-79 of the Regulations. Any consolidated unused research and experimentation credit of the JEFG Group shall be treated and calculated in a manner consistent with the foregoing sentence, and shall be included in the term "Consolidated Excess Amount."

               (b) If such Consolidated Excess Amount is carried back to a prior taxable year of the JEFG Group during which ITGI or one of its subsidiaries was a Member, then the amounts due under this Agreement for such prior taxable year shall be redetermined by taking into account such Consolidated Excess Amount and any Separate Excess Amounts allocable to such taxable year.


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               (c) Payment of any amount due under this Section 5 shall be made on the date that a credit or refund is allowed with respect to the taxable year to which such payment relates.

          6. SUBSEQUENT ADJUSTMENTS AND PROCEDURAL MATTERS

               (a) If any adjustments (other than adjustments made pursuant to Section 5 hereof) are made to the income, gains, losses, deductions or credits of the JEFG Group for a taxable year during which ITGI or one of its subsidiaries was a member, whether by reason of the filing of an amended return or a claim for refund with respect to such taxable year or an audit with respect to such taxable year by the IRS, the amounts due under this Agreement for such taxable year shall be redetermined by taking into account such adjustments. If, as a result of such redetermination, any amounts due under this Agreement shall differ from the amounts previously paid, then payment of such difference shall be made (a) in the case of an adjustment resulting in a credit or refund, on the date on which such credit or refund is allowed with respect to such adjustment or (b) in the case of an adjustment resulting in the assertion of a deficiency, on the date such deficiency is paid. Any amounts due under this paragraph (a) shall include any interest attributable thereto computed in accordance with Sections 6601 or 6611 of the Code, as the case may be, and any penalties or additional amounts which may be imposed.

               (b) If any tax audit is undertaken by any tax authority, HOLDING shall initially have primary control of any dealings with such tax authority. Upon a determination that such audit could give rise to an increase in either HOLDING's or ITGI's liability under this Agreement, then HOLDING or ITGI, as the case may be shall be given


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primary control of any dealings with such tax authority; provided, however, that the other party will be consulted with respect to any matters which could result in an increase in the other party's liability under this Agreement.

               (c) If any adjustment or deficiency is proposed, asserted or assessed by any tax authority which would give rise to an increase in either HOLDING's or ITGI's liability under this Agreement, then HOLDING or ITGI, as the case may be, shall have the primary right to contest, compromise or settle any such adjustment or deficiency; provided, however, that the other party will be consulted with respect to any matters which could result in an increase in such other party's liability under this Agreement. If such adjustment or deficiency would give rise to an increase in both HOLDING's and ITGI's liability under this Agreement, then HOLDING and ITGI shall jointly have the right to contest, compromise or settle any such adjustment or deficiency.

          7. CARRYBACKS FROM SEPARATE RETURN YEARS

               This Agreement shall have no application to the carryback of a net operating loss or credit from a separate return year (within the meaning of Section 1.1502-1(e) of the Treasury Regulations) to any taxable year of JEFG Group, and no recomputation or other payment shall be made in respect of such carryback.

          8. FILING OF CALIFORNIA SINGLE RETURNS

               HOLDING may file or cause to be filed a single return for California franchise and income tax purposes ("California Single Return") for those affiliated corporations that are includible in a California combined report (the "JEFG Combined Group") for each of the


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taxable years for which the JEFG Combined Group is required or permitted to file such a return. To the extent that it qualifies under California law, JEFG shall be the "key corporation" with respect to any such California Single Return and, to the extent that it does not so qualify, shall designate a "key corporation" from among the members of the JEFG Combined Group that does so qualify. Each party to this Agreement hereby consents to any such designation on behalf of itself and any direct or indirect subsidiary thereof. With regard to any income year with respect to which the JEFG Combined Group files, or it is reasonably anticipated that the JEFG Combined Group will file, a California Single Return which includes ITGI, the estimated and final California tax liability of each member of the JEFG Combined Group shall be determined, to the extent permitted by California law, in a manner consistent with the principles set forth in this Agreement, and payments of the estimated and final tax liability so determined shall be made to the key corporation at the time that payments of corresponding Federal payments are due.

          9. FILING OF STATE CONSOLIDATED RETURNS

               To the extent permitted or required by the applicable laws of any state other than California, JEFG and its affiliated corporations (the "state consolidated group"), at the election of HOLDING in its sole discretion, may join for any taxable year in the filing of a single, combined or consolidated franchise or income tax return ("state consolidated return") with any such corporation required to file a franchise or income tax return in such state for such taxable year. With regard to any taxable year with respect to which the state consolidated group files, or it is reasonably anticipated will file, a state consolidated return which includes ITGI, the


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estimated and final state tax liability of each member of the state consolidated group shall be determined, to the extent permitted by law of the state in which the return is to be filed, in a manner consistent with the principles set forth in this Agreement, and payments of the estimated and final tax liability so determined shall be made to the member of the state consolidated group responsible for payment of the state consolidated group's tax liability at the time that payments of corresponding Federal payments are due.

          10. FURTHER ACTIONS

               Each of the parties hereto agrees, and agrees to cause any direct or indirect subsidiary of such party, to file such consents, elections and other documents and take such other action as may be necessary or appropriate to carry out the purpose of this Agreement.

          11. RECORD RETENTION AND COSTS

               (a) HOLDING will retain all records relating to the determination of taxes hereunder as agent and custodian for JEFG, and HOLDING will make such records available to JEFG.

               (b) HOLDING and ITGI agree to split equally the third-party costs arising from the preparation and filing of all tax returns filed pursuant to this Agreement (including any applicable computations relating to carrybacks).

          12. DETERMINATIONS

               All determinations required hereunder shall be made by KPMG LLP. Such determinations shall be binding and conclusive upon the parties for purposes hereof.

          13. INTEREST


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               If any payment required to be made pursuant to Section 4, 5, 8 or
9 of this Agreement is not made within the time periods specified in those Sections, the delinquent payment shall bear interest from its due date until the date of actual payment at the rate (or rates) charged by the Internal Revenue Service on underpayments of tax for the periods in question.

          14. MISCELLANEOUS PROVISIONS

               (a) All references and provisions under this Agreement that refer to ITGI shall be deemed to refer also to JEFG with respect to any period after the Merger.

               (b) This Agreement applies only to all taxable periods prior to the 1999 taxable year (which is covered by the Tax Sharing and Indemnification Agreement) in which ITGI is included in the JEFG Group.

               (c) This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. No alteration, amendment or modification of any of the terms of this Agreement shall be valid unless made by an instrument signed in writing by an authorized officer of each party hereto.

               (d) This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of New York from time to time obtaining.

               (e) This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns.

               (f) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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               (g) All notices and other communications hereunder shall be deemed to have been duly given if given in writing and delivered by either in person or by facsimile with receipt acknowledged or confirmed or by certified or registered mail, return receipt requested, postage prepaid and addressed as follows:

               (i) If to JEFG or any of its successors prior to the Distribution at:

                   Jefferies Group, Inc.
                   11100 Santa Monica Boulevard, 11th Floor
                   Los Angeles, California   90025

                   Attention: Chief Executive Officer
                   Facsimile: 310-914-1013

                   With a copy to:

                   Morgan, Lewis & Bockius LLP
                   1701 Market Street
                   Philadelphia, PA  19103
                   Attention: Brian J. Lynch, Esq.

               (ii) If to JEFG or any of its successors after the Distribution at:

                   Investment Technology Group, Inc.
                   380 Madison Avenue, 4th Floor
                   New York, New York 10017
                   Attention: Chief Financial Officer
                   Facsimile: 212-444-6490

                   With a copy to:

                   Cahill Gordon & Reindel
                   80 Pine Street
                   New York, New York  10005
                   Attention: Immanuel Kohn, Esq.


               (iii) If to ITGI or any of its successors at:


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                   Investment Technology Group, Inc.
                   380 Madison Avenue, 4th Floor
                   New York, New York 10017
                   Attention: Chief Financial Officer
                   Facsimile: 212-444-6490

                   With a copy to:

                   Cahill Gordon & Reindel
                   80 Pine Street
                   New York, New York  10005
                   Attention: Immanuel Kohn, Esq.


               (iv) If to HOLDING at:

                   Jefferies Group, Inc.
                   JEF Holding Company, Inc.
                   11100 Santa Monica Boulevard, 11th Floor
                   Los Angeles, California 90025
                   Attention: Chief Financial Officer

                   With a copy to:

                   Morgan, Lewis & Bockius LLP
                   1701 Market Street
                   Philadelphia, PA  19103
                   Attention: Brian J. Lynch, Esq.


               (h) The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.



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               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereto, all on the date and year first above written.


"JEFG"                          JEFFERIES GROUP, INC.,
                                a Delaware corporation



                                By: /s/ CLARENCE T. SCHMITZ
                                    -----------------------------------
                                       Clarence T. Schmitz,
                                       Executive Vice President and CFO



"ITGI"                          INVESTMENT TECHNOLOGY GROUP, INC.
                                a Delaware corporation



                                By: /s/ RAYMOND KILLIAN
                                    -----------------------------------
                                       Raymond Killian, President/CEO




"HOLDING"                       JEF HOLDING COMPANY, INC.
                                A Delaware corporation



                                By: /s/ JERRY M. GLUCK
                                    -----------------------------------
                                       Jerry M. Gluck, General Counsel



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